UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Theodore A. Boutacoff as President and Chief Executive Officer

On October 10, 2011, IRIDEX Corporation (the “Company”) and Theodore A. Boutacoff entered into an Executive Transition Agreement (the “Transition Agreement”) pursuant to which Mr. Boutacoff resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of such date, and was appointed as the Company’s Chief Technology Officer, as is more fully described in Item 5.02(c) below.

(c)	Appointment of Dominik Beck, Ph.D. as President and Chief Executive Officer

On October 10, 2011, the Board announced the appointment of Dominik Beck, Ph.D., age 47, to the Board and as the Company’s President and Chief Executive Officer, effective as of such date.

Prior to his appointment with the Company, Dr. Beck served as President and Chief Operating Officer of Haag-Streit U.S. Holdings, a U.S. subsidiary of Switzerland-based Haag-Streit International, a global maker of ophthalmology equipment from January 2003 to September 2011. Dr. Beck joined Haag-Streit in 2003 as President and Chief Operating Officer of Haag-Streit USA Inc. Prior to working for Haag-Streit, Dr. Beck held various positions at Zurich-based ODC (Ophthalmic Development Company) including General Manager and ultimately Chief Executive Officer. Previously, he was also Chief Operating Officer of the medical division of Schlieren, Switzerland-based Volpi AG. Dr. Beck received a Ph.D. in Bio-Medical Optics from the Institute of Biomedical Engineering and Medical Informatics at the Swiss Federal Institute of Technology and a Masters degree in mechanical engineering at the Swiss Federal Institute of Technology.

There are no family relationships between Dr. Beck and any executive officers, directors, or other employees of the Company. Dr. Beck has no material interests in any transactions or proposed transactions with the Company.

Pursuant to an Employment Agreement (the “Employment Agreement”) between the Company and Dr. Beck, dated as of August 16, 2011, Dr. Beck will receive an annualized base salary of $300,000 as well as other standard benefits of employment with the Company, and will be eligible to participate in the Company’s existing profit and executive bonus programs, which are dependent on the Company’s achievement of operating income objectives.

In addition, as a material inducement for Dr. Beck becoming an employee of the Company, the Employment Agreement provides that Dr. Beck shall be granted a stock option pursuant to the Company’s 2008 Equity Incentive Plan, which shall entitle Dr. Beck to purchase up to 135,000 shares of the Company’s common stock (the “Option”) at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and a restricted stock unit award pursuant to the Company’s 2008 Equity Incentive Plan, of 75,000 shares of the Company’s common stock (the “RSU”). The Option will vest over a four (4) year period, with 1/4th of the shares subject to the Option vesting on the first anniversary of Dr. Beck’s date of hire and 1/48th of the shares subject to the Option vesting each full month thereafter, provided that Dr. Beck continues to be a service provider to the Company on each such date. The RSU will vest as to 24,999 of the shares subject to the RSU vesting on the first anniversary of Dr. Beck’s date of hire and 16,667 of the shares subject to the RSU vesting each year thereafter, provided that Dr. Beck continues to be a service provider to the Company on each such date.

The Employment Agreement provides Dr. Beck with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Termination within the Change of Control Context.

If in the event that: (a) within twelve months following a Change of Control (as defined in the Employment Agreement), or (b) at any time prior to a Change of Control if such termination is effected at the request of an Acquiror (as defined in the Employment Agreement), (x) Dr. Beck terminates his employment with the Company for Good Reason (as defined in the Employment Agreement), or (y) the Company terminates Dr. Beck’s employment without Cause (as defined in the Employment Agreement), death or Disability (as defined in the Employment Agreement) and, in each case, Dr. Beck signs and does not revoke a standard release of claims with the Company, then Dr. Beck will receive the following severance from the Company:

(i) Cash Severance Payment. Dr. Beck would be paid a lump sum payment equal to twelve months of his base salary.

(ii) Vesting Acceleration. All of the shares underlying the then-outstanding and unvested equity awards held by Dr. Beck (including, without limitation, the Option and the RSU), if any, would immediately vest and become exercisable and any Company right of repurchase or reacquisition with respect to such shares will lapse, as applicable.

(iii) Continued Employee Benefits. Dr. Beck would receive reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

Termination outside the Change of Control Context.

If, prior to a Change of Control, Dr. Beck’s employment with the Company terminates: (i) voluntarily by Dr. Beck for Good Reason or (ii) by the Company other than for Cause, death or Disability, and, in each case, Dr. Beck signs and does not revoke a standard release of claims with the Company, then Dr. Beck will receive the following severance from the Company:

(i) Cash Severance Payment. Dr. Beck would be paid a lump sum payment equal to (x) six months of his base salary, if such termination occurs prior to the six month anniversary of the date on which Dr. Beck’s employment commences with the Company, or (y) twelve months of his base salary, if such termination occurs on or following the six month anniversary of the date on which Dr. Beck’s employment commences with the Company.

(ii) Continued Employee Benefits. Dr. Beck would receive reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

The Employment Agreement further provides that the Company will reimbursement Dr. Beck for reasonable expenses incurred in connection with his relocation to the San Francisco Bay Area in an amount of up to $65,000, if Dr. Beck relocates within twelve months of his date of hire.

Pursuant to the terms of the Employment Agreement, during Dr. Beck’s employment with the Company, he will serve as a member of the Board.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Theodore A. Boutacoff as Chief Technology Officer

Pursuant to Transition Agreement and in connection with Mr. Boutacoff’s appointment as Chief Technology Officer, Mr. Boutacoff will receive an annualized base salary of $210,000 as well as other standard benefits of employment with the Company, and will be eligible to participate in the Company’s existing profit and executive bonus programs, which are dependent on the Company’s achievement of operating income objectives. In addition, the Transition Agreement provides that all outstanding stock option awards held by Mr. Boutacoff will be amended to extend the post-termination exercise periods of such awards to their respective expiration dates and, if Mr. Boutacoff remains employed with the Company through February 10, 2013, all of the shares underlying the then-outstanding and unvested equity awards held by Mr. Boutacoff, if any, would immediately vest.

The Transition Agreement provides Mr. Boutacoff with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Involuntary Termination other than for Cause; Termination due to Death or Disability.

If in the event that (a) prior to February 10, 2013, (i) the Company terminates Mr. Boutacoff’s employment without Mr. Boutacoff’s consent and without Cause (as defined in the Transition Agreement), or (ii) Mr. Boutacoff terminates his employment with the Company for Good Reason (as defined in the Transition Agreement), and, in each case, Mr. Boutacoff signs and does not revoke a standard release of claims with the Company, or (b) Mr. Boutacoff’s employment with the Company terminates due to Mr. Boutacoff’s death or Mr. Boutacoff becoming Disabled (as defined in the Transition Agreement), then Mr. Boutacoff or Mr. Boutacoff estate (as the case may be) will receive the following severance from the Company:

(i) Cash Severance Payment. Mr. Boutacoff would be paid a lump sum payment equal to the base salary Mr. Boutacoff would have received had Mr. Boutacoff continued his employment with the Company through February 10, 2013.

(ii) Continued Employee Benefits. Mr. Boutacoff would receive reimbursement from the Company through February 10, 2013 for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

(iii) Vesting Acceleration. All of the shares underlying the then-outstanding and unvested equity awards held by Mr. Boutacoff, if any, would immediately vest and become exercisable.

The foregoing description is qualified in its entirety by reference to the Transition Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

A copy of the press release announcing Mr. Boutacoff’s resignation and Dr. Beck’s appointment as President and Chief Executive Officer is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(e)	Material Compensatory Agreements

Reference is made to descriptions of the Employment Agreement and the Transition Agreement in Item 5.02(c) above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Employment Agreement by and between IRIDEX Corporation and Dominik Beck, dated as of August 16, 2011.

99.2	Executive Transition Agreement by and between IRIDEX Corporation and Theodore A. Boutacoff, dated October 10, 2011.

99.3	Press Release dated October 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ JAMES H. MACKANESS
James H. Mackaness Chief Financial Officer

Date: October 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement by and between IRIDEX Corporation and Dominik Beck, dated as of August 16, 2011.

99.2	Executive Transition Agreement by and between IRIDEX Corporation and Theodore A. Boutacoff, dated October 10, 2011.

99.3	Press Release dated October 10, 2011.